Exhibit 99.1

 Eton Pharmaceuticals Announces Acquisition of Canadian Rights for ALKINDI® SPRINKLE

DEER PARK, Ill., Jan. 14, 2021 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc. (Nasdaq: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative treatments for rare pediatric diseases, today announced that it has acquired Canadian rights to ALKINDI® SPRINKLE from Diurnal Group plc (LSE AIM: DNL). Eton Pharmaceuticals currently commercializes ALKINDI® SPRINKLE in the United States as a replacement therapy for Adrenocortical Insufficiency (AI) in children under 17 years of age.

“Since launching ALKINDI® SPRINKLE in the United States, we have been overwhelmed by the strong interest we have received from endocrinologists and caregivers in Canada,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “We are pleased to be expanding our partnership with Diurnal to include the Canadian market. This exciting acquisition will allow us to leverage the early success we have experienced with ALKINDI® SPRINKLE in the United States market and will further advance us towards our goal of becoming an industry leading orphan drug company.”

“We continue to be impressed by Eton’s enthusiasm and vision for ALKINDI® SPRINKLE,” said Martin Whitaker, CEO of Diurnal Group plc. “We are pleased to extend our collaboration with Eton to potentially bring the product to pediatric patients in Canada suffering with adrenal insufficiency, where there is a significant unmet patient need.”

About ALKINDI SPRINKLE

ALKINDI® SPRINKLE is an immediate-release oral hydrocortisone granule preparation that has been specifically designed to meet the dosing needs of pediatric patients with adrenocortical insufficiency. ALKINDI® SPRINKLE is manufactured using commercially proven technology in four strengths: 0.5 mg, 1 mg, 2 mg and 5 mg, to give greater dosing flexibility to clinicians. Taste-masking excipients that are acceptable for pediatric use eliminate the bitter taste of hydrocortisone. ALKINDI® SPRINKLE has a shelf -life of three years at ambient temperature and does not require refrigeration. Additional information for U.S. patients and healthcare professionals is available at www.alkindisprinkle.com.

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing innovative treatments for rare pediatric diseases. The company currently owns or receives royalties from three FDA-approved products, including ALKINDI® SPRINKLE, Biorphen®, and Alaway Preservative Free®, and has six additional products that have been submitted to the FDA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

David Krempa

dkrempa@etonpharma.com

612-387-3740